EXHIBIT 21


                         ADVANCED TISSUE SCIENCES, INC.

                                  SUBSIDIARIES



                                State of Incorporation
           Subsidiary               or Formation                   Ownership
     ---------------------      ----------------------             ---------
     ATS Orthopedics, Inc.          California                       100%
     ATS Dermagraft, Inc.           California                       100%
     Segenix, Inc.                  Delaware                         100%
     DermEquip, L.L.C.              Delaware                          50%